Exhibit 10.30

Kinetic Concepts, Inc. Compensation Policy for Outside Directors

Adopted November 28, 2006

Purpose:  The purpose of the Kinetic Concepts, Inc. Compensation Policy for Outside Directors (the "Policy") is to establish the compensation for Outside Directors, as defined herein, in a manner that aligns their interests with those of the shareholders of Kinetic Concepts, Inc. (the "Company") and is competitive with comparable companies.  Directors who are not Outside Directors will not  be compensated pursuant to the Policy.

Effective Date:  The Policy was approved by the Board of Directors of the Company (the "Board") on November 28, 2006 and will become effective commencing for the 2007 calendar year, and, at that time, will replace any other policies previously in effect for this purpose.  The Policy will remain in effect until amended or terminated by the Board.

Components:  Outside Directors' compensation will consist of the components described below.

Annual Retainer:

          An annual retainer in the amount of $35,000 will be paid in cash within 10 days following each annual meeting of shareholders.

Additional Retainer for Chairperson and Committee Chairpersons:

          An additional amount will be paid annually within 10 days following each annual meeting of shareholders in cash to the following Outside Directors as follows:

                    Chairperson of the Board                                        $35,000
                    Chairperson of the Audit Committee                      $20,000
                    Chairperson of the Compensation Committee        $20,000
                    Chairperson of all other committees                       $10,000

Payment for Meetings:

          Quarterly Meeting Fee:  Each Outside Director will be paid a cash fee of $2,500 for each quarterly Board meeting he or she attends (one such Board meeting per year may be telephonic).

          Other Meeting Fee:  Each Outside Director will be paid an additional cash fee of
          $1,500 for each Board or committee meeting he or she attends in person or by telephone, regardless of whether the meeting is scheduled in conjunction with a quarterly Board meeting; provided, that an Outside Director may only be paid for a maximum of four meetings on any given day.

Annual Stock Option Grant:

          On the date of each annual meeting of shareholders, commencing with the 2007 annual meeting of shareholders, each Outside Director (other than the Chairperson of the Board) will automatically receive a grant of nonqualified stock options to purchase that number of shares of Company common stock with a Black-Scholes calculation value approximately equal to $90,000 ($180,000 for the Chairperson of the Board) and a per share exercise price equal to the fair market value of the
          Company common stock as of the date of such annual meeting.  The actual number of shares subject to the option shall conclusively be determined by the CFO and set forth in the stock option award agreement.  The term of the options will be seven years and the options will vest at a rate of 1/12th of the grant at every three-month anniversary of the date of grant, over a period of three years.  If an Outside
          Director's service with the Board terminates by reason of the Outside Director’s death or disability the unvested portion of the options will vest in full and the options must be exercised within one year following the date of termination.  If an
          Outside Director's service with the Board terminates by reason of the Outside
          Director’s failure to be renominated or reelected to the Board, then the unvested portion of the options will be forfeited at the time of termination, and the vested portion of the options must be exercised within one year following the date termination.  In the event of termination for any other reason, the unvested portion of the options will be forfeited at the time of termination, and the vested portion of the options must be exercised within three months of termination.  These and the remaining terms of the option grant will be governed by, but shall not supersede, the terms of the applicable plan and award agreement pursuant to which it is granted.

Initial Stock Option Grant:

          If an Outside Director first becomes an Outside Director at any time other than at an annual meeting of shareholders, such director shall receive the annual stock option grant described above that an Outside Director is entitled to receive at the annual meeting of shareholders.  However, with the unanimous approval of the
          Board, an initial grant (or grants) to an Outside Director may differ from the initial grant described herein.

Annual Restricted Stock Award:

          At each annual meeting of shareholders, commencing with the 2007 annual meeting of shareholders, each Outside Director (other than the Chairperson of the
          Board) will automatically receive a grant of restricted shares of common stock of
          Company ("Restricted Shares") approximately equal in value to $90,000 ($180,000 for the Chairperson of the Board) as of the date of grant.  The actual number of
          Restricted Shares shall be determined by the CFO and set forth in the Restricted
          Shares award agreement.  The Restricted Shares granted will vest in full on the third anniversary of the date of the grant (the “Vesting Date”), provided that the
          Outside Director has served continuously from the date of grant until the Vesting
          Date.  If an Outside Director's service with the Board terminates by reason of the

          Outside Director’s death, disability or failure to be renominated or reelected to the
          Board, then any unvested Restricted Shares will become vested at the rate of one
          -third of the Restricted Shares vesting for each full year the Outside Director served on the Board after the date of grant.  These and the remaining terms of the
          Restricted Shares will be governed by the terms of the applicable plan and award agreement.

Stock Ownership Requirement:

In accepting these awards stock options and Restricted Shares, each Outside Director agrees not to sell any shares of Company stock (including shares acquired as a result of the exercise of a stock option) granted hereunder (except to pay the exercise price of stock options granted hereunder or taxes generated as a result of equity grants under the Policy) until such time as his or her ownership of shares of Company stock equals or exceeds five times the then Annual Retainer, as conclusively determined by the CFO.  This stock ownership requirement may be waived by the Board, in its sole and absolute discretion, at any time, and from time to time.  In addition, this requirement shall terminate with respect to an Outside Director when such director ceases to serve on the Board.

Director’s and Officer’s Insurance:

The Company will provide D&O insurance in the amount of $35,000,000 for the Outside Directors, unless such insurance is not available on commercially reasonable terms.

Status as Outside Director:

For purposes of the Policy, an Outside Director is any director:  (i)  who is not employed by the Company, and (ii) who satisfies such other criteria for Outside Directors as established from time to time by the Board.

For purposes of the Policy, annual compensation and equity grants will be based on the date the Outside Director is elected to the Board or, in the case of existing Board members, the date on which the Policy is approved by the Board and becomes effective.  In the case of an existing Board member who becomes an Outside Director as a result of a change in status, the grants will be as of the date the director's status changes to Outside Director.

Amendment or Termination of the Policy:

The Board reserves the right to amend or terminate the Policy at any time or waive any of the provisions generally or specifically.